UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
611 N. Nevada Street
Carson City, Nevada 89703
(Address of principal executive offices)  (Zip Code)

(604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective February 22, 2011, Gryphon Gold Corporation (the “Registrant”), its wholly-owned subsidiary Borealis Mining Company (“Borealis” and together with the Registrant, “Gryphon”), Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/1994 (“Cavell Trust”), Hardrock Mining Company (“Hardrock”) and John W. Whitney (“Whitney”, together with Cavell Trust and Hardrock, the “Lessors”) entered into Amendment No. 4 (“Amendment No. 4”) to the Option Agreement Amendment to Mining Lease (the “Option Agreement”), dated August 22, 2008 (the “Option Agreement Effective Date”).  The Option Agreement provided Gyphon with the option (the “Option”), exercisable within eighteen months of the Option Agreement Effective Date (the “Option Term”), to pay a 5% reduced royalty payment to the Lessors under the mining lease, dated January 24, 1997, as amended on February 24, 1997 in consideration for the payment of an exercise price (the “Option Exercise Price”) in the aggregate amount of $7,000,000.  The foregoing description of the Option Agreement is qualified in its entirety by reference to the Option Agreement, a copy of which is filed as Exhibit 10.18 to the Registrant’s Form 10-K filed with the SEC on June 26, 2009.

On August 7, 2009, Gryphon and the Lessors entered into Amendment No. 1 to Option Agreement Amendment to Mining Lease to provide for the extension of the Option Term through payment in shares of common stock of the Registrant in lieu of the cash payment contemplated by the Option Agreement.  On February 12, 2010, Gryphon and the Lessors entered into Amendment No. 2 to Option Agreement Amendment to Mining Lease to, among other items, provide for the extension of the Option Term from February 22, 2010 to August 22, 2010.  On August 17, 2010, Gryphon and the Lessors entered into Amendment No. 3 to Option Agreement Amendment to Mining Lease to, among other items, provide for the extension of the Option Term from August 22, 2010 to February 22, 2011.

Pursuant to Amendment No. 4, Section 3 of the Option Agreement relating to the Option Term and the exercise of the Option was further amended as follows:

•
The Option Term was extended on a month-to-month basis from February 22, 2011 until August 22, 2011 in consideration for the payment by Gryphon to the Lessors of an extension fee in the amount of $25,000 per month.

•
Gryphon agreed to exercise the Option effective on the tenth business days following the closing of any offering of equity, debt, credit, or other securities, in one or more transactions, pursuant to which the Registrant raises gross proceeds of $8,000,000 or more.

•	Gryphon agreed that if the Option is not exercised by August 22, 2011, the Option Agreement and the Option granted therein would terminate.

Additionally, pursuant to Amendment No 4, Section 4 of the Option Agreement relating to the payment of the Option Exercise Price was amended to provide for the payment by Gryphon to the Lessors of the Option Exercise Price of $7,000,000 (less the $250,000 option price paid upon execution of the Option Agreement) on the date the Option is exercised as follows:

•	Gryphon agreed to pay the Lessors $125,000 in cash.
•
Gryphon agreed to issue promissory notes to the Lessors in the aggregate principal amount of $1,600,000, due and payable within two years of the date the Option is exercised, with simple interest accruing on the outstanding principle amount at a rate of 5% payable monthly.

•	Gryphon agreed to issue an aggregate of 5,000,000 shares of its common stock to the Lessors at a deemed value of $0.40 per share for an aggregate deemed value of $2,000,000.
•
Gryphon agreed to issue convertible notes to the Lessors in the aggregate principal amount of $3,000,000, due and payable within three years of the date the Option is exercised, with simple interest accruing on the outstanding principle amount at a rate of 5% payable monthly, and convertible into shares of common stock of the Registrant at a conversion price of $0.70 through the first anniversary of the issuance of the convertible notes, $0.80 through the second anniversary, and $0.90 through to the due date of the convertible notes.

The foregoing description of Amendment No. 4 is qualified in its entirety by the copy of Amendment No. 4, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and which is hereby incorporated by reference into this Item 1.01.

Item 7.01	Regulation FD Disclosure.

On February 22, 2011, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the execution of Amendment No. 4.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01           Exhibits.

Exhibit	Description
10.1	Amendment No. 1 to Option Agreement Amendment to Mining Lease, dated August 7, 2009
10.2	Amendment No. 4 to Option Agreement Amendment to Mining Lease, dated February 22, 2011
99.1	Press Release dated August 19, 2010*

* The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION. (Registrant)

Dated: February 24, 2011	By: /s/ John L. Key John L. Key Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No. 1 to Option Agreement Amendment to Mining Lease, dated August 7, 2009
10.2	Amendment No. 4 to Option Agreement Amendment to Mining Lease, dated February 22, 2011
99.1	Press Release dated August 19, 2010*

* The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.